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                                                                    EXHIBIT 10.4


                              Certificate of Action
                                  by Officer of
                       HUTCHINSON TECHNOLOGY INCORPORATED

          Pursuant to authority delegated by the Board of Directors of Hutchinson Technology Incorporated, a Minnesota corporation, on November 18, 1988, the undersigned hereby adopts the following resolutions on behalf of the
Board:

          RESOLVED, that the Hutchinson Technology Incorporated 401-K Plan is hereby amended effective April 1, 1996 as follows:

                                       I.

          Paragraph (2) of subsection (a) of Sec. 4.2 is amended in its entirety to read as follows:

          (2) The employee has satisfied at least one of the following requirements:

                    (A) The employee has been continuously employed by the Company throughout the 60-day period preceding the Entry Date and the employee is regularly scheduled to work at least 20 hours per week.

                    (B) The employee has completed one Year of Eligibility Service during an Eligibility Computation Period that ended prior to the Entry Date.

                                       II.

          Sec. 5.2 is amended by deleting subsection (d), redesignating subsection (e) as subsection (d), and amending subsection (b) in its entirety to read as follows:

     (b) To be eligible to receive a Matching Contribution for a particular calendar quarter, a Participant (i) must be employed by the Company or an Affiliate on the last day of the calendar quarter, (ii) must have completed one Year of Eligibility Service during an Eligibility Computation Period that ended prior to the first day of that calendar quarter, (iii) must have had in effect a salary reduction agreement on each day during the particular calendar quarter under which the Participant elected Salary Reduction Contributions of at least 1% of Certified Earnings, and (iv) commencing with the calendar year following the year in which the first Year of Eligibility Service described in clause (ii) is completed, must have completed at least 1000 Hours of Service during the calendar year preceding the year in which falls the calendar quarter for which a Matching Contribution is to be made.

          RESOLVED FURTHER, that the foregoing amendment is conditioned upon receipt from the Internal Revenue Service of a determination that the amendment does not adversely affect the prior qualified status of the Plan under section 401(a) and (k) of the Internal Revenue Code or the exempt status of the Trust related to the Plan under section 501 of the Code.

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          RESOLVED FURTHER, that the appropriate officers of this corporation are authorized and directed to take any actions which are in their judgment necessary or advisable to implement the foregoing resolutions, including but not limited to the adoption of any additional amendments which may be required by the Internal Revenue Service as a condition for the issuance of a favorable determination letter.

          RESOLVED FURTHER, that the Secretary or any Assistant Secretary of this corporation shall cause copies of these resolutions to be delivered promptly to the Trustee.



Dated:     4/18   , 1996                     HUTCHINSON TECHNOLOGY INCORPORATED
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                                             By:       /s/ Becky Albrecht
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                                                Its:   VP Human Resources
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